UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2019

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500 Carle Place, New York 11514

(Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2019, Mark L. Nance will be transitioning from his role as President of BloomNet, Inc. (“BloomNet”), the international floral wire service business of 1-800-FLOWERS.COM, Inc. (the “Company”), to the role of Special Advisor to BloomNet.  Mr. Nance will assist in the transition of the President of BloomNet role until his departure from the Company.

On March 18, 2019, Dinesh Popat will assume the duties of the role of President of BloomNet.  Mr. Popat, age 59, joins the Company from Prescriptive Insights, a management consulting firm, where he served as Chief Marketing Officer since January 2017. From 1984 to 2017, Mr. Popat served in various roles at Avon Products, including most recently as Chief Representative Officer.  He holds a B.A. in Business Studies from the University of Sunderland in England.

In connection with Mr. Popat’s appointment, the Company granted Mr. Popat 7,500 restricted shares, subject to the terms of the award agreements. The restricted shares will vest in two equal annual installments commencing on the first anniversary of the date of grant.

There are no reportable family relationships or related person transactions involving the Company and Mr. Popat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019

1-800-FLOWERS.COM, Inc.
By: /s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer
and Chief Financial Officer